UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

SPX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-6948 (Commission File Number)	38-1016240 (IRS Employer Identification No.)

6325 Ardrey Kell Road, Suite 400,

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (980) 474-3700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.01	SPXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 10, 2022, SPX Corporation (the “Company”) restated its certificate of incorporation upon the filing with the Delaware Secretary of State of a Restated Certificate of Incorporation of SPX Corporation (the “Restated Certificate”) which became effective upon filing. The Restated Certificate does not amend the Company’s certificate of incorporation, but merely integrates into a single instrument all of the provisions of the Company’s certificate of incorporation then in effect and operative and, as permitted by Delaware law, omits the names and addresses of the Company’s incorporators and the terms of any series of stock set forth in a certificate of designation for which no shares are outstanding and with respect to which certificates eliminating such series of stock had been filed by the Company with the Delaware Secretary of State prior to the effectiveness of the Restated Certificate, including certificates filed earlier on May 10, 2022. The Restated Certificate is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

On May 10, 2022, the Board of Directors of the Company approved the amendment and restatement of the Company’s by-laws as set forth in the By-laws of SPX Corporation filed as Exhibit 3.2 hereto to effect the following changes to the Company’s by-laws:

•	to clarify the provision specifying the place for meetings of the Company’s stockholders;

•	to clarify the provision for the vote required to effect stockholder approval of a matter to include any additional voting threshold required by the rules or regulations of any stock exchange applicable to the Company or its securities; and

•	to effect other minor changes, including to reflect the current address of the Company’s principal office and the change in the name of the Nominating and Governance Committee of the Board of Directors to the Governance & Sustainability Committee.

The specific changes to the Company’s by-laws are as set forth in the Bylaws of SPX Corporation filed as Exhibit 3.3 hereto, which are incorporated herein by reference and are marked to show the changes to the Company’s by-laws effected by such amendment and restatement, with stricken text indicating deletions and underlined text indicating additions.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on May 10, 2022. At the Annual Meeting, the proposals listed below were submitted to a vote of the stockholders. The proposals are described in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on March 29, 2022 (the “2022 Proxy Statement”). The voting results for each proposal are set forth below.

As of the record date for the Annual Meeting, there were 45,784,916 shares of common stock outstanding and entitled to vote on each matter presented at the Annual Meeting. At the Annual Meeting, 43,741,367 shares of common stock, or approximately 95.54% of the outstanding shares of common stock entitled to vote, were represented in person or by proxy.

Proposal 1: The Company’s stockholders elected the following nominees named in the 2022 Proxy Statement to serve as directors until the 2025 Annual Meeting of Stockholders or until a successor is duly elected and qualified. The results of the vote were as follows:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Eugene J. Lowe, III	41,612,277	333,854	149,210	1,646,026
Patrick J. O'Leary	39,069,290	3,003,046	23,005	1,646,026
David A. Roberts	40,245,937	1,806,198	43,206	1,646,026

Proposal 2: The Company’s stockholders approved the Company’s named executive officers’ compensation as disclosed in the 2022 Proxy Statement, on a non-binding advisory basis. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
34,709,125	7,220,115	166,101	1,646,026

Proposal 3: The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
43,200,515	498,327	42,525	—

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of SPX Corporation
3.2	By-laws of SPX Corporation
3.3	By-laws of SPX Corporation (marked to show changes effected by the May 10, 2022 amendment and restatement)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION
(Registrant)

Date: May 11, 2022	By:	/s/ John W. Nurkin
John W. Nurkin
Vice President, General Counsel and Secretary

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